Exhibit 10.1

THE HOME DEPOT, INC.

NONEMPLOYEE DIRECTOR

DEFERRED SHARE AWARD

(<DATE> award;          shares)

This Deferred Share Award (the “Award”) is made as of the <DAY> day of <MONTH>, <YEAR> by THE HOME DEPOT, INC., a Delaware corporation (the “Company”) to <NONEMPLOYEE DIRECTOR’S NAME> (“Director”).

W I T N E S S E T H:

WHEREAS, the Company has adopted The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan (the “Plan”) which is administered by the Leadership Development and Compensation Committee of the Company’s Board of Directors (the “Committee”); and

WHEREAS, Director is a member of the Board of Directors (the “Board”) eligible to receive grants of Awards under the Plan; and

WHEREAS, the Board has approved the grant to Director of this award of deferred shares under the terms of the Plan representing Director’s annual stock retainer for service on the Board (the “Award”) and to promote Director’s long-term interests in the success of the Company; and

WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Director, the Company herein sets forth the terms of such award in writing, as follow;

1.                                       Stock Award. The Company hereby grants to Director an award of              shares of the $.05 par value common stock of the Company, subject to the conditions set forth herein. Such shares are hereinafter referred to as the “Deferred Shares.”

2.                                       Delivery of Shares. A stock certificate representing the Deferred Shares (including any additional Deferred Shares to which Director becomes entitled as a result of the adjustments described in Section 3) shall be transferred to Director upon the earlier of (i) the date on which Director ceases to be a member of the Board by reason of his or her death, retirement or disability; or (ii) the first anniversary of the date on which Director ceases to be a member of the Board for any reason other than death, retirement or disability; or (iii) the date on which the Director ceases to be a member of the Board for any reason within six (6) months following the date of Change in Control of the Company (as defined in Section 7). For purposes of this Award, (i) Director shall be considered to have retired if he or she ceases to be a member of the Board during or after the calendar year in which he or she attains age seventy-two (72); (ii) disability shall have the meaning set forth in Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder; and (iii) Director shall be considered to have ceased to be a member of the Board on the date he or she incurs a “separation from service” as defined under Code Section 409A(a)(2)(A)(i) and the regulations thereunder.

3.                                       Adjustments for Dividends. Upon the payment of any cash dividend on shares of common stock of the Company before the issuance of a stock certificate representing the Deferred Shares, the number of Deferred Shares shall be increased by the number obtained by dividing (x) the aggregate amount of the dividend that would be payable if each Deferred Share were issued and outstanding and entitled to dividends on the dividend payment date, by (y) the Fair Market Value of the common stock on the dividend payment date. The number of Deferred Shares shall also be entitled to such adjustments as are determined by the Committee under Section 11 of the Plan.

4.                                       Stockholder Rights. Upon the issuance of a stock certificate representing the Deferred Shares, Director shall have all of the rights of a stockholder with respect to the Deferred Shares, including the right to vote the shares and to receive all dividends or other distributions paid or made available with respect to such shares. Before the delivery of such stock certificate, Director shall have none of the rights of a stockholder with respect to the Deferred Shares.

5.                                       Fractional Shares. The Company shall not be required to issue any fractional shares pursuant to this Award, and the Committee may round fractions down.

6.                                       Plan Provisions. In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, which is hereby incorporated by reference. Unless the context otherwise requires, capitalized terms used in this Award shall have the meanings set forth in the Plan. In the event of any conflict between the provisions of the Award and the Plan, the Plan shall control.

7.                                       Change in Control. For purposes of this award, “Change in Control” means a change in ownership or effective control, or in the ownership of a substantial portion of the assets of the Company, as follows:

(a)                                  Change in Ownership. A change in ownership of the Company shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same persons or persons is not considered to cause a change in the ownership of the Company or to cause a change in the effective control of the Company. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This subsection applies only when there is a transfer of stock (or issuance of stock) and stock remains outstanding after the transaction.

(b)                                 Change in Effective Control. A change in the effective control of the Company shall occur on (i) the date any one person, or more than one person acting as a group,

acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing fifty percent (50%) or more of the total voting power of the stock of the Company; or (ii) the date a majority of the members of the Board is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

(c)                                  Change in the Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A change in control does not occur when there is a transfer to a related entity, as described in the Treasury Regulations under Code Section 409A.

This Section 7 shall be subject to and interpreted in accordance with applicable Treasury Regulations and other guidance describing a “change in control event” for purposes of Code Section 409A.

8.                                       Miscellaneous.

(a)                                  Limitation of Rights. The granting of this Award shall not give Director any rights to similar grants in future years or any right to be retained in the employ or service of the Company or to interfere in any way with the right of the Company to terminate Director’s services at any time or the right of Director to terminate his or her services at any time.

(b)                                 Rights Unsecured. The rights of Director hereunder shall be that of an unsecured general creditor of the Company, and Director shall not have any security interest in any assets of the Company. Director shall have only the Company’s unfunded, unsecured promise to issue shares of the Company’s common stock in the future pursuant to this Award.

(c)                                  Nontransferability/Nonalienability. No right of Director hereunder shall be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such payments whether presently or thereafter payable shall be void.

(d)                                 Code Section  409A Compliance. This Award is intended to satisfy the requirements of Code Section 409A and shall be construed accordingly. The Company in its discretion may delay the issuance of Deferred Shares or take any other action it deems necessary to comply with the requirements of Code Section 409A, including amending this Award, without Director’s consent, in any manner it deems necessary to cause the Award to comply with the requirements of Code Section 409A.

(d)                                 Limitation of Actions. Any lawsuit with respect to any matter arising out of or relating to this Award must be filed no later than one (1) year after the date that the Company denies the claim made by Director or any earlier date that the claim otherwise accrues.

(e)                                  Offset. Company may deduct from amounts otherwise payable under this Award all amounts owed by Director to Company and its affiliates to the maximum extent permitted by applicable law.

(f)                                    Controlling Law. This Award shall be governed by, and construed in accordance with, the laws of the State of Georgia (without giving effect to the choice of law principles) and any action arising out of or related thereto shall be brought in either the United States District Court for the Northern District of Georgia, Atlanta Division, or the Superior Court of Cobb County, Georgia.

(g)                                 Severability. If any term, provision, covenant or restriction contained in the Award is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Award shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

(h)                                 Construction. The Award contains the entire understanding between the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

(i)                                     Headings. Section and other headings contained in the Award are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Award or any provision hereof.

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